                                                                   EXHIBIT 10.23

                        TERMINATION AGREEMENT AND RELEASE

      This TERMINATION AGREEMENT AND RELEASE (the "Agreement") is entered into this 23rd day of July, 2001 by and between Catalina Lighting, Inc. (the "Company") and David Sasnett ("Employee").

      Whereas, the Company and the Employee are parties to an employment agreement, dated October 1, 2000 (the "Employment Agreement").

      Whereas, the Company and the Employee have contemplated but not executed a consulting and noncompetition agreement, dated September 30, 1999 (the "Consulting Agreement").

      Whereas, the Company has entered into that certain Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") dated July 23, 2001 between the Company and Sun Catalina Holdings, LLC ("Sun Catalina") and that certain Amended and Restated Note Purchase Agreement dated July 23, 2001 between the Company and Sun Catalina (the "Note Purchase Agreement," and together with the Stock Purchase Agreement, the "Purchase Agreements").

      Whereas, upon consummation of the transactions contemplated by the Purchase Agreements, Sun Catalina or its affiliates will have the ability to appoint a majority of the Board of Directors of the Company (the "Board").

      Whereas, the Employment Agreement provides for certain payments to be made by the Company to Employee upon an Acquisition of Control as defined in the Employment Agreement, and the consummation of the transactions contemplated by the Purchase Agreements could constitute such an Acquisition of Control.

      Whereas, the Company and Employee desire to reach a settlement with respect to the amounts that may be due to Employee under the Employment Agreement and the Consulting Agreement.

      Now, therefore, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

      1. Termination. Effective on and as of July 23, 2001, (the "Termination Date"), the Employment Agreement and the Consulting Agreement are hereby terminated. This termination includes without limitation the cancellation of certain restrictions on the Employee as set forth in Article 6 of the Employment Agreement and Article 4 of the Consulting Agreement.

      2. Payments. In full and final settlement of any liability the Company may have to pay any amounts to Employee under the Employment Agreement and the Consulting Agreement, the Company shall make the payments described in this
Section 2 to Employee.

            (a) The Company shall pay the Employee the aggregate sum of $280,000 in twelve equal payments of $23,333 commencing on September 1, 2001 and seriatim quarterly thereafter on December 1, March 1, June 1, and September 1 of each year, beginning December 1, 2001 and ending with a final payment of $23,333 on June 1, 2004. To the extent Employee owes any sums to the Company, pursuant to a promissory note which the Employee fails to repay within thirty days of the date of this Agreement, or otherwise, the payments described in this Section 2(b) may be retained by the Company to offset such amounts due. The payments described in this paragraph (a) are not contingent upon the Employee's continued employment with the Company. In the event of the Employee's death, the payments described in this paragraph (a) will be payable to the Employee's beneficiaries or heirs.

            (b) Upon the later of (i) the execution of this Agreement and the Voting Agreement attached hereto as Exhibit A, or (ii) the approval by the Company's shareholders of an increase in the number of authorized shares of the Company's common stock, the Company shall grant to the Employee non-qualified options (options that are not "incentive stock options" as that term is defined under the Internal Revenue Code) to purchase 184,615 shares of the Company's common stock, which options shall vest immediately. The exercise price of the options shall be $1.18 per share. The options granted hereunder shall be fully vested at the time of grant with an exercise period of ten (10) years from the date of this Agreement. In the event of the Employee's death, the Employee's options will be assignable to the Employee's heirs or beneficiaries. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made to the number of the Employee's options and to the exercise price of such options. The options will otherwise be subject to the terms of the Company's generally applicable option grant agreement. The options described in this paragraph (b) are not contingent upon the Employee's continued employment with the Company.

            (c) Notwithstanding the provisions of Section 2(a), the Company shall make no payment or distribution of any kind to the Employee pursuant to
Section 2(a), whether direct or indirect (by set-off or otherwise) and whether in cash, securities or other property, (i) at any time during which a "senior default" (as that term is defined in the Junior Subordination Agreement) shall have occurred and be continuing (not waived or cured), or (ii) if after giving effect to such payment or distribution, the Company would be in violation of
Section 8.08 of the "Senior Credit Agreement" (as that term is defined in the Junior Subordination Agreement). Any such payment or distribution which is due but unpaid as a result of the application of the immediately preceding sentence shall be accrued by the Company and paid or distributed, without interest, promptly at such time as neither of the conditions referenced in clauses (i) and
(ii) of this

Section 2 (c) exists. The "Junior Subordination Agreement" means that certain Junior Subordination Agreement dated July 23, 2001, by and among the Company, the Employee and certain other parties thereto.

            (d) Notwithstanding any other provision of this Agreement to the contrary, the Company and the Employee acknowledge and agree that in the event that the Company, as a result of the occurrence of the conditions set forth in
Section 2(c) of this Agreement, fails to make any of the payments described in
Section 2(a) of this Agreement, the Employee has the option to elect to waive the right to receive any and all unpaid (or accrued and unpaid) payments from the Company under this Agreement and the "New Employment Agreement" (the new employment agreement between the Company and the Employee entered into concurrently with this Agreement) in return for being released from the covenants described in Section 8(c) and 8(d). The Employee acknowledges and agrees that if he exercises this option to waive the right to any and all unpaid (or accrued and unpaid) payments, the Employee has no right to bring a claim against the Company, Sun Catalina or any of their affiliates for payment after exercising this option. The Employee further acknowledges and agrees that the right to be released from the covenants in Section 8(c) and 8(d) as described in the preceding sentence is available to the Employee only if the failure to make a payment described in Section 2(a) is not corrected by the Company before the Employee has elected to waive the right to receive any and all payments under this Agreement and the New Employment Agreement.

      3. Employee Release. In exchange for the payments provided in Section 2, the Employee waives and releases unconditionally, for himself and his heirs, any and all rights, claims, demands, causes of action, obligations and liabilities known or unknown, arising from the date of the Employee's commencement of employment to the date of the execution of this Agreement, related to the Employment Agreement and the Consulting Agreement, and all claims for attorneys' fees and costs related thereto.

      4. Company Release. In exchange for the Employee's agreement to the terms of this Agreement, the Company waives and releases unconditionally, for itself and its subsidiaries and their respective successors and assigns, any and all rights, claims, demands, causes of action, obligations and liabilities known or unknown, arising from the date of the Employee's commencement of employment to the date of the execution of this Agreement, related to the Employment Agreement and the Consulting Agreement, and all claims for attorneys' fees and costs related thereto.

      5. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

      6. Employee Acknowledgment.

            (a) The Employee acknowledges that the Employee (i) has read this Agreement, (ii) has had the opportunity to consider this Agreement, (iii) has been advised by this document to seek legal counsel if he chooses, (iv) understands this Agreement and all of its terms, (v) signs this Agreement voluntarily and without duress, and (vi) signs this Agreement in exchange for payments and options described in Section 2, which payments and options the Employee acknowledges are adequate and satisfactory.

            (b) The Employee agrees that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute, ordinance or regulation, or common law, or of any duty owed the Employee by the Company.

      7. Full Satisfaction. The Employee hereby agrees that this Agreement is in compromise and final settlement among the parties of all disputed matters and constitutes full satisfaction of all claims related to the Employment Agreement and the Consulting Agreement.

      8. Confidentiality; Nonsolicitation; Noncompetition.

            (a) The Employee covenants and agrees that he will not, in any material respect, at any time, disclose, directly or indirectly, or make available to any person, corporation, firm, or other entity, or in any manner use for his own benefit, any confidential information or trade secrets relating to the business and operations of the Company, any of its subsidiaries or any of their respective affiliates (collectively, the "Group"), including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), pro forma financial information, market analysis, acquisition terms and conditions, personnel information, product information, sources of leads and methods of obtaining new business, know-how, customer lists and relationships, supplier lists and relationships, distribution methods or any other methods of doing and operating the business of the Group, or other proprietary, trade secret and confidential information relating to the Group, except to the extent that such disclosure (i) is made with the Board's written consent, (ii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof, or (iii) is required to be disclosed by law or judicial or administrative process; provided that, in the case of clause (iii), the Employee provides the Company with prompt prior written notice of such requirement and the terms of and circumstances surrounding such requirement so that the Company may seek an appropriate protective order or other remedy, or waive compliance with the terms of this Agreement, and the Employee shall provide such cooperation with respect to obtaining a protective order or other remedy as the Company shall reasonably request. If a protective order or other remedy is not obtained, or if the Company is required to waive compliance with the provisions hereof, the Employee will furnish only that portion of such confidential information or trade secrets which, as he is advised in a written opinion by his counsel, he is legally required to furnish.

            (b) The Employee covenants and agrees that for a period of three (3) years from the date of this Agreement, the Employee shall not, either directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage, retain or enter into a business affiliation with any person who at any time during the twelve-month period preceding the execution of this Agreement was an employee of, or consultant to, the Group for the purpose of soliciting or diverting any such employee or consultant from the Group or otherwise interfering with the business relationship of the Group with any of the foregoing.

            (c) The Employee covenants and agrees that for a period of three (3) years from the date of this Agreement, the Employee shall not, either directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage, retain or enter into a business affiliation with any person who at any time during the twelve-month period preceding the execution of this Agreement was a supplier or customer of the Group for the purpose of diverting any such supplier or customer from the Group or otherwise interfering with the business relationship of the Group with any of the foregoing.

            (d) The Employee covenants and agrees that for a period three (3) years from the date of this Agreement, the Employee shall not, either directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, lender, consultant, agent, independent contractor, stockholder or otherwise, or permit any company or business organization directly or indirectly controlled by him or any of his affiliates to, engage in any of the businesses actually conducted by the Company or any of its subsidiaries (or any businesses actively explored by the Company or any of its subsidiaries for the purpose of conducting) in any place where the Company or any of its subsidiaries conducts business or has conducted business (or has at any time actively explored conducting businesses) during the two years preceding the execution of this Agreement. The passive ownership by the Employee or his affiliates, of not more than three percent (3%) of the shares of capital stock of any corporation having a class of equity securities actively traded on a national securities exchange or in the over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

            (e) The Employee acknowledges that the agreements of this Section 8 are reasonable and necessary for the protection of the Company and the Group and are an essential inducement to the Company's entering into this Agreement. Accordingly, the Employee shall be bound by the provisions of this Agreement (including the provisions of this Section 8) to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

      9. Cooperation in Litigation; Waiver of Trial By Jury.

            (a) The Employee agrees to cooperate with the Company by making himself reasonably available to testify on behalf of the Company or its affiliates, in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with its counsel and representatives. The Employee shall be fully reimbursed for any out-of-pocket expenses reasonably incurred by the Employee in the course of such cooperation.

            (b) Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding.

      10. Entire Agreement; Binding Effect. This Agreement sets forth the entire agreement between the Employee and the Company related to the termination of Employee's Employment Agreement and Consulting Agreement with the Company. As such, this Agreement supersedes all of the terms of the Employee's Employment Agreement and Consulting Agreement with the Company, including, without limitation, the covenants contained therein relating to confidentiality, nonsolicitation and limitations on the Employee's ability to compete with the Company. The Employee and the Company intend this Agreement to be legally binding and inure to the benefit of themselves and their respective heirs, administrators, executors, successors and assigns.

      11. Indemnification. The Company agrees to indemnify, hold harmless and defend, the Employee, in and for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses ("Claims") in any way related to the Employee's prior or present employment by the Company or in his capacity as an officer or director of the Company, other than Claims attributable to or resulting from unlawful conduct of the Employee or actions or inactions of the Employee constituting fraud, gross negligence, bad faith, willful misconduct or a violation of the Company's established policies. Within five (5) business days after being served with any action in respect of any claim based upon the Employee's prior or present employment by the Company or in his capacity as an officer or director of the Company, the party who has been served shall give written notice of the action to the other, which notice shall include full copies of all pleadings. The Employee shall be entitled to participate in the defense of any such action, and shall be copied and kept reasonably informed of the progress by the Company. No settlement, compromise or other disposition of the action shall be made on the Employee's behalf without the prior written consent of the Employee, which consent shall not be unreasonably withheld. Upon written demand the Company shall advance to or on behalf of the Employee all payments and such other sums as may be required to satisfy the Company's obligations of indemnification, including payment of costs and expenses currently as they are incurred by the Employee; provided that the Company shall be entitled to prompt reimbursement of such payments, costs and expenses in the event that it is later determined that such Claims are not eligible for indemnification as described in the first sentence of this paragraph. This Section is not intended to and shall not create rights in favor of any insurance carrier.

      12. Attorneys' Fees. In the event of litigation to enforce or interpret this Agreement, all litigation expenses, including by way of illustration, but not limitation, all reasonable attorneys' fees and paralegal fees, costs and expenses through all trials, appeals and proceeding, mediation, arbitration, any proceedings pursuant to the bankruptcy laws of the United States, shall be paid to the prevailing party by the non-prevailing party.

      13. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Florida without regard to conflict or choice of law provisions that would defer to the substantive laws of another jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement on the date first written above.

                                        EMPLOYEE

                                             /s/ David Sasnett
                                        ----------------------------------------
                                        David Sasnett


                                        CATALINA LIGHTING, INC.

                                        By:  /s/ Robert Hersh
                                           -------------------------------------
                                        Name: Robert Hersh

                                        Title: President and Chief Executive
                                               Officer